EXHIBIT 4.3

NUMBER	COMMON STOCK	SHARES
$.01 PAR VALUE

	CUSIP 554489 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY, JERSEY CITY, NJ AND CANTON, MA	SEE REVERSE FOR IMPORTANT NOTICE OF RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK AND OTHER INFORMATION.

[Graphic: Logo]

MACK-CALI

REALTY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This Certifies that

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Mack-Cali Realty Corporation (hereinafter called the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers to be affixed hereto.

Dated:	[CORPORATE SEAL]	[Graphic: Four people in front of landscape/cityscape]

/s/ Mitchell E. Hersh	Countersigned and Registered
President	Equiserve Trust Company, N.A.
Transfer Agent and Registrar
/s/ Roger W. Thomas
Secretary	By:
Authorized Officer

MACK-CALI REALTY CORPORATION

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -
			(Cust)	(Minor)
TEN ENT -	as tenants by the entireties
under Uniform Gifts
JT TEN -	as joint tenants with right		to Minors Act
of survivorship and not as
tenants in common
(State)

Additional abbreviations may also be used though not on the above list.

 For value received,                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                               Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
Signature(s)
Signature Guaranteed By:

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Agreement between the Corporation and EquiServe Trust Company, N.A. (n/k/a Computershare Trust Company, N.A.), dated as of March 7, 2000, as amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge, after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

The shares of common stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the International Revenue Code of 1986, as amended.  No Person may Beneficially Own shares of capital stock in excess of 9.8% of the outstanding capital stock of the Corporation.  Any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitation must immediately notify the Corporation; any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and acquisitions of shares of capital stock in excess of such limitation shall be void ab initio.  A Person who attempts to Beneficially Own shares of the Corporation’s capital stock in violation of the ownership limitations set forth in Section 2 of Article VI of the Articles of Restatement of the Corporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares.  All capitalized terms in this legend have the meanings defined in the Corporation’s Restated Articles of Incorporation, a copy of which, including restrictions of transfer, will be sent without charge to each stockholder who so requests.